SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: April 21, 2000 Date of earliest event reported: April 11, 2000

PFIZER INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3619 (Commission File Number)	13-5315170 (I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York (Address of principal executive offices)		10017 (Zip Code)

Registrant's telephone number, including area code: (212) 573-2323

Item 5. Other Events

On April 11, 2000, Pfizer Inc. entered into an Asset Purchase and Sale Agreement in connection with the sale of its RID line of lice-control products. The sale of RID is subject to necessary regulatory approvals and is expected to close in the second quarter of 2000. The effects of the transaction will not be material to the operating results of Pfizer.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

Dated: April 21, 2000	By: /s/ MARGARET M. FORAN Name: Margaret M. Foran Title: Vice President- Corporate Governance